UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 14, 2011

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

    On April 14, 2011, an agreement was reached to settle the pending class action lawsuit filed by Plumbers Union Local No. 12 Pension Fund as to Ambassadors Group, Inc. (“Company”) and all parties, following participation in mediation before a retired federal judge.  Under the terms of the agreement, the Company’s insurance carriers have agreed to pay the settlement amount of $7.5 million, in complete settlement of all claims, subject to a mutual reservation of rights.  The settlement is entered into without any admission of wrongdoing or liability by the Company or any party in the action.  Throughout the litigation, the Company and its individuals have denied, and continue to deny, the allegations made against them.  The Company agreed with the insurance carriers to settle the action on these terms, because it was in the best interests of the Company to avoid the burdens, risk, uncertainties and expense that would be inherent in continued litigation. The settlement is not expected to have a material adverse effect on the Company’s business, financial condition or results of operation.

    The formal settlement agreement, which will include releases for all defendants and other provisions common in such agreements, will now be negotiated and submitted to the Court for preliminary approval and notice to class members.  It will then be subject to final court approval.

Cautionary Statements Regarding Forward Looking Statements

    This Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, regarding the prospective resolution of the class action. Such forward-looking statements are based on current expectations, are predictive in nature, and involve known and unknown risks and uncertainties that may cause the Company’s actual outcomes and results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the risk that the settlement discussed above will be not be finalized or approved.  If a settlement is not finalized, the ultimate resolution and the impact on the Company cannot be assessed.  Whether or not a settlement is approved depends on various factors, including, but not limited to, the number of and reasons for any potential objections to the settlement or the number of class members excluding themselves from the class action settlement.  The Company can give no assurances that any results or events projected or contemplated by its forward-looking statements will in fact occur and the Company cautions you not to place undue reliance on these statements.  The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2011
AM AMBASSADORS GROUP, INC.

	By: By:	/s/	Anthony F. Dombrowik	/s/
ChJ.Anthony F. Dombrowik Senior Vice President, Chief Financial Officer (Principal financial officer)